KINGSTONE

FOR IMMEDIATE RELEASE

Kingstone CEO Letter to Shareholders

Kingston, NY — January 10, 2024 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today issued the following open letter to stockholders regarding the actions taken to enhance value:

Dear Shareholders,

As we enter the new year and I complete my first quarter as CEO, I want to thank all KINS shareholders, old and new, for your support. Feedback I've received from you about our increased transparency and enhanced disclosures and your ideas for improving our business are much appreciated. Today I want to review some of our accomplishments in 2023 and expectations for 2024.

I joined Kingstone about 4 years ago and can proudly say that we are entering 2024 as a transformed and much stronger company. The Kingstone 2.0 and 3.0 strategies were the foundation for the improvements that you see in our business today, and we expect that the results will manifest themselves even more clearly in 2024. The initiatives underlying these strategies produced a smart, nimble and efficient company and resulted in a portfolio of risks that are both priced right and insured to value. Our products use advanced rate segmentation to better match rate to risk. We now have effective risk management, modern efficient systems, and low expenses. Most importantly, we have a clear strategy to focus on our Core state of New York, where we have deep producer relationships and have operated profitably over decades.

2023 was a year for the record books. The confluence of various macro-economic factors made for an unusually trying time. Kingstone acted early to address these factors and made numerous changes to help return the company to profitability. One advantage of being an early mover is that Kingstone has turned the corner, and we are now in the position to grow again while others are still making these changes and are still restricting their business. This makes us extremely optimistic as we return to growth in 2024!

In addition to being a first mover, let me share some additional reasons for our optimism:

First, the macro-economic factors that were headwinds now appear to be turning into tailwinds as inflation has abated, reinsurance rates are thought to have peaked and interest rates look to be on the decline. All of these factors had a material negative impact on operating and investment results in 2023 and should instead materially benefit the company in 2024.

Second, the drag on our operating performance of the Non-Core business (i.e., outside New York) will be minimal in 2024. As shared previously, we have successfully taken a series of actions that will result in the continuous and rapid reduction in our Non-Core policies-in-force, forecast to be down 80% by year-end 2024 from year-end 2022 when the decision was made to reduce the book as quickly as possible. The loss ratio on the remaining book should also improve materially because of rate increases and other actions taken.

Impact of Non-Core Business on Loss Ratio

2022 Actual	2023 Estimated*	2024 Forecast
11.1%	7.2%	2.8%

* Based on 11 months of actual results and estimated December 2023 results

I am especially proud of the significant reduction in our expense ratio that we have been able to achieve. This will enable us to have more competitive pricing in the long term. Multiple factors contributed to this decline, most notably our increase in average premium, the new terms of our quota share treaties (for 2024) and the numerous changes we made to improve the efficiency of our business.

	2022 Actual	2023 Estimated*	2024 Forecast
Net Expense Ratio	36%	33%	29%

* Based on 11 months of actual results and estimated December 2023 results

Last, we have addressed increasing loss trends, including inflation, with our effort to update replacement cost on every policy as well as by adopting an annual rate change cadence for every product in our portfolio. As such, our personal lines average written premium per policy increased materially in 2023 and will increase again in 2024. These higher premiums should lead to wider margins and higher underwriting profits.

	Personal Lines Average Premium		
	2022 Actual	2023 Estimated*	2024 Forecast
Core	2037	2324	2648
% Change		14%	14%
Non-Core	1704	1835	2173
% Change		8%	18%

* Based on 9 months of actual results and estimated Q4 2023 results

I am so proud of the company that we have become and could not be more excited as I look forward to the anticipated positive financial results for 2024 from the tireless efforts of the entire Kingstone team. Thanks again for your support.

Best regards,

Meryl

Meryl Golden
President & CEO
mgolden@kingstoneic.com
203-246-5602
KINGSTONE
Insurance since 1886

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York. Kingstone is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A ("Risk Factors") of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission and Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended September 30, 2023 filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- Assumptions for projected policies in force for our non-Core business are based on quantifying regulatorily approved withdrawal and block non-renewal plans, agent resignations and natural attrition of the book of business.

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.

- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.

- We are exposed to significant financial and capital markets risk which may adversely affect the results of operations, financial condition and liquidity, and our net investment income can vary from period to period.

- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.

- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.

- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.

- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.

- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.

- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
Kingstone Companies, Inc.
Jennifer Gravelle
Chief Financial Officer
(845) 768-1970